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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                          Date of Report: July 2, 1996



                                   UST Corp.
            (Exact name of registrant as specified in its charter)



         Massachusetts                  0-9623                 04-2436093
 (State or other jurisdiction    (Commission File No.)        (IRS Employer
       of incorporation)                                    Identification No.



        40 Court Street                                          02108
        Boston, Massachusetts                                  (Zip Code)
(Address of principal executive offices)



                                 (617)726-7000
              (Registrant's telephone number, including area code)



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ITEM 2.  ACQUISITION OF DISPOSITION OF ASSETS.


      (a) On June 18, 1996, USTrust, the principal subsidiary of UST Corp. (the "Company"), executed a Purchase and Assumption Agreement with The First National Bank of Boston ("FNBB") and joined in for certain purposes by Bank of Boston Corporation pursuant to which USTrust will purchase certain assets and assume deposit liabilities booked at and allocated to twenty branches located in the greater Boston, Massachusetts area. The purchase is conditioned on USTrust's receipt of the regulatory approvals noted below and the consummation of the pending merger of BayBanks, Inc. with and into a subsidiary of Bank of Boston Corporation. Sixteen of the branches to be acquired are currently operated as BayBank branches and four of the branches are currently operated by FNBB. Ten of the branches are located in Middlesex County, with the remaining ten divided equally between Norfolk and Suffolk Counties.

     In this transaction USTrust will assume approximately $860 million in deposit liabilities and will purchase approximately $ 510 million in loans to businesses and other customers located within or in areas proximate to the communities served by the branches (including approximately $127.5 million in commercial and industrial loans and $382.5 million in residential mortgage, home equity and other loans). In addition, USTrust will purchase real property related to the owned branches and assume certain lease obligations with respect to the leased branches. Upon consummation of the transaction, USTrust will pay a premium equal to 7% of the aggregate average daily balance of deposit liabilities assumed for the period commencing twenty business days prior to the third business day prior to the closing date and ending on the third business day prior to the closing date (approximately $60 million) and the remainder of the consideration will be paid in cash and other assets. The Company does not expect to issue any securities in connection with the transaction and expects to recognize between $2 million and $2.5 million of transaction-related expenses prior to consummation.

      In connection with the foregoing transaction, USTrust will also offer employment to an aggregate of approximately 130 BayBank and FNBB employees who are employed currently at the twenty branches being acquired.

      The transaction remains subject to receipt of regulatory approvals from the Federal Deposit Insurance Corporation and the Massachusetts Commissioner of Banks. It is currently expected that the transaction will be consummated in the fourth quarter of 1996.

      (b) The assets to be acquired by the Company's subsidiary, USTrust, include the physical premises of (or the leases with respect to) the twenty branches acquired and which were used by FNBB (and BayBank) as locations from which to conduct its banking activities. USTrust will also acquire substantially all of the personalty in these branches. These locations will continue to be used as branches by USTrust.



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ITEM 7.  FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIAL  INFORMATION
AND EXHIBITS.

      (a) and (b) Financial statements including pro forma financial information will be provided within 60 days of the consummation of the proposed transaction. At the current time, it is impracticable to provide information as to the specific asset mix to be transferred and the dollar value of deposits to be assumed.

      (c)  Exhibits

           1. Purchase and Assumption Agreement, dated as of June 18, 1996, between USTrust and The First National Bank of Boston and joined in by Bank of Boston Corporation.

           2. UST Corp.'s Press Release dated June 18, 1996 related to acquisition by USTrust of twenty branches from The First National Bank of Boston.



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                            SIGNATURES

     Pursuant to the requirement of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   UST Corp.



                                    /s/ Neal F. Finnegan
                                    Neal F. Finnegan
                                    President and Chief Executive Officer



                                    /s/ Eric R. Fischer
                                    Eric R. Fischer
                                    Executive Vice President, General
                                    Counsel and Clerk


Dated: July 1, 1996